UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2020
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
The information set forth under the heading "Indemnification Agreements" in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director

On February 5, 2020, the Company's Board of Directors ("Board") elected Gerald Laderman to the Board and appointed him to the Audit Committee of the Board, each effective February 20, 2020. Mr. Laderman will be entitled to participate in the Company's non-employee director compensation program, the terms of which are described in the Director Compensation section of the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders on file with the Securities and Exchange Commission (“SEC”). Mr. Laderman is also entitled to receive an indemnification agreement from the Company, the terms of which are described below under the heading "Indemnification Agreements." There are no arrangements or understandings with Mr. Laderman pursuant to which he was selected as a director of the Company, and there are no transactions involving Mr. Laderman or any of his immediate family members that are subject to disclosure by the Company under Item 404(a) of SEC Regulation S-K. The press release issued by the Company on February 5, 2020 announcing his election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Indemnification Agreements

On February 5, 2020, the Company entered into individual indemnification agreements ("Indemnification Agreements") with each of its directors and executive officers. The Indemnification Agreements provide that the Company will indemnify the director or executive officer against all threatened, asserted, pending or completed claims, investigations or inquiries in which he or she is involved by reason of (among other things) being a director or executive officer of the Company or another entity at the Company’s request to the fullest extent permitted by Delaware law. The Indemnification Agreements also provide that the Company will advance any and all expenses incurred by such director or executive officer with respect to such claims, investigations or inquiries, if so requested; however, the rights to indemnification and advancement of expenses are subject to the condition that no determination is made that such director or executive officer is not permitted to be indemnified under applicable law. The Indemnification Agreements require written consent of both parties to be amended. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Indemnification and Expense Advancement Agreements previously executed with the Company's directors, the form of which was filed as Exhibit 10.44 to the Company’s 2018 Annual Report on Form 10-K on file with the SEC, terminated upon execution of the Indemnification Agreements with the respective directors.

Change in Control Severance Agreement

On February 5, 2020, the Company entered into a change in control severance agreement with Anastasios "Andy" Omiridis, the Company's Senior Vice President, Deputy Chief Financial Officer and Principal Accounting Officer, the form of which was filed as Exhibit 10.45 to the Company’s 2018 Annual Report on Form 10-K on file with the SEC.

Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement
99.1	Press Release of the Company, dated February 5, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	February 11, 2020	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary & General Counsel